Exhibit 99.1

Eutelsat and ViaSat Forming Joint Venture to Expand

Satellite Broadband in Europe

New Partnership Will Leverage Eutelsat’s Successful European Broadband Business and

ViaSat’s Advanced Broadband Technologies and Consumer ISP Business Expertise

Carlsbad, Calif., and Paris, February 9, 2016 – ViaSat Inc. (NASDAQ: VSAT) and Eutelsat Communications (NYSE Euronext Paris: ETL) today announced an agreement to create a joint venture combining Eutelsat’s current European broadband business with ViaSat’s industry-leading broadband technologies and consumer Internet Service Provider (ISP) business expertise.

Building on a decade-long relationship, ViaSat and Eutelsat are joining forces to create a partnership that will expand Eutelsat’s current wholesale broadband business and launch a new consumer retail service in Europe. The joint venture will initially leverage KA-SAT, Eutelsat’s high capacity broadband satellite.

Commenting on the new partnership, Michel de Rosen, Eutelsat Chairman and CEO, said: “With KA-SAT, our unique dedicated High Throughput Satellite, Eutelsat has built an effective, high-quality, broadband platform for Europe in which ViaSat has played a key role as technical partner. Broadband is an important component of our strategy, and we strive to partner with market-leading companies that contribute to enriching our offer. ViaSat is a partner that we both trust and value for its track record in setting industry standards and developing technologies that unlock broadband opportunities. Our joint venture will take our relationship to a new level and give further impetus to affordable, high-quality internet services in Europe.”

ViaSat’s Chairman and CEO, Mark Dankberg continued: “Eutelsat is the clear leader in the European broadband market and is an obvious partner in extending our global reach. We have worked together for more than a decade - creating the satellite broadband market and sharing a vision for the future of satellite broadband. We complement each other extremely well. We offer a powerful team to close the digital divide in Europe today and well into the future. The joint venture combines an unprecedented collection of expertise in satellite operations and technology, broadband networks, and wholesale and retail distribution throughout Europe that forms the foundation for next-generation internet services. We’re excited to be working with Eutelsat to bring a proven model to the European and Mediterranean markets.”

Since KA-SAT entered service in 2011, Eutelsat has capitalised on its high capacity satellite platform in Europe and the Mediterranean Basin to reach 190,000 customers. ViaSat has proven success in the consumer residential market.

The joint venture will consist of two businesses coordinating efforts to expand the European broadband market:

Wholesale Services will be focused on providing wholesale broadband services in the European and Mediterranean regions, to the newly established retail services business and existing Eutelsat distributors. Eutelsat will contribute its current European broadband business, including the KA-SAT satellite. ViaSat will continue to provide selected broadband technologies for KA-SAT gateways and terminals and will acquire a 49 percent interest in the business for a consideration of €132.5 million. For future capacity, the partnership will continue to evaluate over the next few months the ViaSat-3 technology and the extent and the terms under which it would utilize the European capacity on the new ultra-high throughput ViaSat-3 platform, which ViaSat expects to bring into service in 2020. The partnership will also continue to study other options to add growth capacity in the nearer and long term.

Retail Services will be focused on building a direct-to-consumer ISP business in Europe. Enhanced service plans will be introduced in select European countries throughout 2016, setting a foundation for growth in the retail services business with the availability of future satellite capacity. The business will be owned 51 percent by ViaSat and 49 percent by Eutelsat.

Completion of the transaction is subject to regulatory approvals and other customary closing conditions, and is currently expected to close during the second quarter of 2016.

About Eutelsat Communications

Established in 1977, Eutelsat Communications (Euronext Paris: ETL, ISIN code: FR0010221234) is one of the world’s leading and most experienced operators of communications satellites. The company provides capacity on 40 satellites to clients that include broadcasters and broadcasting associations, pay-TV operators, video, data and Internet service providers, enterprises and government agencies. Eutelsat’s satellites provide ubiquitous coverage of Europe, the Middle East, Africa, Asia-Pacific and the Americas, enabling video, data, broadband and government communications to be established irrespective of a user’s location.

Headquartered in Paris, with offices and teleports around the globe, Eutelsat represents a workforce of 1,000 men and women from 37 countries who are experts in their fields and work with clients to deliver the highest quality of service.

Visit Eutelsat at www.eutelsat.com.

About ViaSat

ViaSat, Inc. (NASDAQ: VSAT) keeps the world connected. As a global broadband services and technology company, ViaSat ensures consumers, businesses, governments and military personnel have communications access - anywhere - whether on the ground or in-flight. The Company’s innovations in designing highest-capacity satellites and secure ground infrastructure and terminal technologies coupled with its international network of managed Wi-Fi hotspots enable ViaSat to deliver a best available network that extends the reach and accessibility of broadband internet service, globally. For more information visit ViaSat at: www.viasat.com, or follow the Company on social media: Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward looking statements include among others, statements about the future performance of the joint venture and its business prospects, growth of the broadband internet services market, and the anticipated timing of the transaction and other benefits associated therewith. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements as these statements are not of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. Factors that could cause actual results to differ include: the satisfaction of closing conditions for the joint venture, including receipt of regulatory approvals; the parties’ ability to successfully integrate and operate the new joint venture, and achieve expected synergies and other benefits; the ability to attract and retain key employees for the new joint venture; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; risks associated with the construction, launch and operation of satellites used to supply these new services, including the effect of any anomaly, operational failure or degradation in satellite performance; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; reliance on a limited number of third parties to manufacture and supply products; ViaSat’s level of indebtedness and ability to comply with applicable debt covenants; and other factors as may be detailed from time to time in the Company’s public announcements and SEC filings. Please refer to the risk factors contained in ViaSat’s SEC filings available at www.sec.gov, including ViaSat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. ViaSat undertakes no obligation to update or revise any forward-looking statements for any reason.

Copyright © 2016 ViaSat, Inc. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. ViaSat is a registered trademark of ViaSat, Inc.

Eutelsat Communications Contacts:

Investor Relations	Press
Joanna Darlington	Vanessa O’Connor
+33 1 53 98 35 30	+ 33 1 53 98 37 91
jdarlington@eutelsat.com	voconnor@eutelsat.com

Cédric Pugni	Marie-Sophie Ecuer
+33 1 53 98 35 30	+ 33 1 53 98 37 91
cpugni@eutelsat.com	mecuer@eutelsat.com

ViaSat, Inc. Contacts:

Investor Relations	Press/Industry Analysts
Heather Ferrante	Chris Fallon
+1 760-476-2242	+1 760-476-2322
Heather.Ferrante@viasat.com	Chris.Fallon@viasat.com